UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2011

GXS Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-167650	35-2181508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9711 Washingtonian Boulevard, Gaithersburg, MD	20878
(Address of principal executive offices)	(Zip Code)

301-340-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2011, David Stanton resigned from the Board of Directors (the “Board”) of the Registrant. The Registrant will fill the vacancy created by Mr. Stanton’s resignation with My Le Nguyen, who will serve as a Director effective October 24, 2011 until her successor is elected or until her earlier resignation or removal. The Board has appointed David Golob, an existing Director, as the Chairman of the Board, who will serve as Chairman of the Board until a successor is appointed or until his earlier resignation or removal.

Ms. Nguyen is a Vice President of Francisco Partners where she evaluates and executes private equity investments across the technology industry. She currently serves on the boards of WatchGuard Technologies and EF Johnson Technologies. Prior to joining Francisco Partners in 2005, Ms. Nguyen worked at Morgan Stanley in the Technology Group, where she executed a number of transactions across the software, systems and internet sectors. She also previously worked at IDG Ventures, a leading global venture capital firm. Ms. Nguyen has an MBA from the Stanford Graduate School of Business and a BA in Economics from Stanford University.

The foregoing information is being disclosed pursuant to Items 5.02(b) and (d) of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GXS WORLDWIDE, INC.

Date: October 28, 2011	By:	/s/ Richard B. Nash
	Name:	Richard B. Nash
	Title:	Senior Vice President, General Counsel and Secretary